Exhibit 99.2

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (the “Agreement”) is entered into as of this 16th day of June, 2004 (“Effective Date”) by and between Biozyme Laboratories Ltd, a company organized under the laws of England and Wales company no. 1034731 whose registered office is situated at Unit 6, Gilchrist Thomas Estate Blaenavon, Gwent, NP4 9RL (“Biozyme”) and ISTA Pharmaceuticals, Inc., a Delaware corporation whose corporate office is situated at 15279 Alton Parkway, Suite 1001, Irvine, California 92618 (“ISTA”) .

RECITALS

WHEREAS, Biozyme has expertise in the production of Hyaluronidase (as defined below) and has developed proprietary Technology related thereto; and

WHEREAS, ISTA wishes to receive and Biozyme is willing to grant a license to ISTA to use the Technology in the Territory on the terms and conditions set forth herein

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 “Affiliate” shall mean (i) any entity or person which directly or indirectly owns, is owned by, or under common ownership with a party to the extent of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and (ii) any entity or person actually controlled by, controlling or under common control with such party.

1.2 “Biozyme Non-Controlled Affiliate” shall mean any Affiliate of Biozyme that is not a Biozyme Subsidiary.

1.3 “Biozyme Subsidiary” shall mean (i) any entity or person which is owned, directly or indirectly, by Biozyme to the extent of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and (ii) any entity or person actually controlled by Biozyme.

1.4 “Controlled” shall mean, with respect to any information or intellectual property right, that the applicable party owns or has a license to such information or intellectual property right and has the ability to disclose and license such information or intellectual to the other party as provided in this Agreement without violating any agreement with a third party.

1.5 “Field” shall mean Ophthalmic Applications and Spreading Agent Applications. “Ophthalmic Applications” means any application or use, whether research or commercial, of Hyaluronidase or a product containing Hyaluronidase to, in, around or on the human or animal eye. “Spreading Agent Applications” means any application or use, whether research or commercial, of Hyaluronidase or a product containing Hyaluronidase as a spreading agent to facilitate the dispersion and absorption of other drugs in humans or animal.

1.6 “Hyaluronidase” shall mean any and all animal sourced hyaluronidases.

1.7 “License Fee” shall have the meaning defined in Section 2.

1.8 “Supply Agreement” shall mean that certain Amended and Restated Supply Agreement dated as of the Effective Date between Biozyme and ISTA, as amended from time to time.

1.9 “Technology” shall mean (a) any and all technology, confidential information, trade secrets, research and results thereof, data, (including without limitation technical, clinical, toxicological and pharmacological data), discoveries, inventions, developments, modifications, improvements, enhancements, techniques, methods, processes, formulae, specifications, instructions, and other information or experience that are, in each case Controlled by Biozyme and/or any Biozyme Subsidiary as of the Effective Date that relates to the manufacture of Hyaluronidase and/or any application or use of Hyaluronidase (including without limitation, its extraction, processing, purification, manufacture, production, packaging, release testing, validation, stability and shelf life); (b) any modifications, improvements or enhancements to any of the items described in the preceding clause (a) Controlled by Biozyme and/or any Biozyme Subsidiary after the Effective Date and during the term of the Supply Agreement that are used in the Field; and, (c) any and all patent rights, trade secret rights, and all other intellectual property and proprietary rights arising from any of the items described in the preceding clauses (a) and/or (b).

1.10 “Territory” shall mean worldwide.

2. Payment. In consideration of the license rights granted pursuant to Section 3 below, ISTA shall pay to Biozyme the aggregate amount of One Million One Hundred Thousand Dollars (U.S.$1,100,000.00) (the “License Fee”). The License Fee shall be payable in [        *        ] installments, inclusive of VAT and other similar taxes, with the first payment of [        *        ] payable within [        *        ] of the Effective Date. Each of the remaining [        *        ] payments shall be payable in equal installments of [        *        ] within [        *        ] of the first day of each [        *        ] thereafter beginning with [        *        ]. Payments of the License Fee shall be made in U.S. Dollars by wire transfer to Biozyme’s designated account.

3. License to Technology.

3.1 License. In consideration of the License Fee, Biozyme hereby grants to ISTA and its Affiliates a perpetual, irrevocable (subject only to Section 5 hereof), royalty-free license to practice the Technology anywhere within the Territory, including without limitation, the right to make, have made, use, offer to sell, sell, export and import products utilizing the Technology anywhere in the Territory. Such license shall be nonexclusive except ISTA’s license rights shall be sole and exclusive in the Field. Upon full payment of the License Fee, the above license shall also be deemed fully-paid.

3.2 Right to Sublicense. The license granted pursuant to Section 3.1 shall include a right of sub-license provided that:

(a) any sub-license is in writing and is subject to the terms and conditions contained herein;

(b) ISTA shall remain responsible to Biozyme for all acts and omissions of such sub-licensees as though they were by ISTA; and

(c) as permitted by any applicable confidentiality obligations, ISTA shall provide Biozyme with prompt written notice of the identity of any such sublicensee and the field and territory in which such sublicense is granted.

3.3 Delivery of Technology. From time to time, upon ISTA’s written request, Biozyme shall deliver to ISTA, at Biozyme’s reasonable expense, copies of all documentation that are Controlled by Biozyme or any Biozyme Subsidiary (including without limitation, production procedures and protocols, quality control procedures and data, etc.) embodying the Technology in the Field for use by ISTA in connection with the license rights granted above. Such documentation shall include but not be limited to those documents disclosing the Technology in the Field as reasonably necessary to enable ISTA or its designated third party supplier to extract, process and produce Hyaluronidase. In addition, Biozyme shall provide ISTA, at its written request, with reasonable assistance, up to a maximum of 20 man days, in training ISTA and/or designated third-party suppliers in the extraction, production and supply of Hyaluronidase for ISTA’s products and to assist in the transfer of Technology within the Field to ISTA or its designated third party supplier. For such assistance, ISTA shall reimburse Biozyme its reasonable out-of-pocket expenses approved in advance by ISTA at an hourly rate of [        *        ] (depending upon the particular personnel required). Although Biozyme’s obligations under this Section 3.3 are limited to providing assistance to ISTA within the Field, the parties acknowledge that ISTA’s license hereunder to practice the Technology is not limited to the Field.

3.4 Enforcement. ISTA shall have the right (but not the obligation), at its expense, to enforce its rights in the Technology against infringers in the Field. At ISTA’s expense, Biozyme shall provide reasonable cooperation with ISTA’s reasonable requests regarding such enforcement (which may include the right to join Biozyme as a party to such proceedings if necessary, at ISTA’s expense). ISTA’s enforcement rights shall be sole and exclusive in the Field and ISTA shall be entitled to retain any recovery from such enforcement. In this regard, neither Biozyme nor any Biozyme Subsidiary shall use, or knowingly supply to any Biozyme Non-Controlled Affiliate or other third party for use, Hyaluronidase (including but not limited to any product containing Hyaluronidase) in the Field. In addition, neither Biozyme nor any Biozyme Subsidiary shall authorize or assist any Biozyme Non-Controlled Affiliate or other third party to produce, manufacture or use Hyaluronidase (including but not limited to any product containing Hyaluronidase) for use in the Field. Biozyme and any Biozyme Subsidiary shall immediately cease any use or supply of Hyaluronidase (including but not limited to any product containing Hyaluronidase), and terminate any authorization or assistance, upon written notice from ISTA that Hyaluronidase

(including but not limited to any product containing Hyaluronidase) produced, supplied or authorized by Biozyme or any Biozyme Subsidiary is being used in the Field, which, without limiting the foregoing, is deemed to be the case, with respect to any such Hyaluronidase that is shipped to any ophthalmologists, retinal specialists, dermatologists, plastic surgeons, pediatricians, or related specialists. The parties acknowledge and agree that the foregoing restrictions are necessary and reasonable to protect the license rights of ISTA hereunder and shall in no event be construed as a limitation of such rights.

3.5 No Transfer of Technology; Biozyme Responsibility for Biozyme Subsidiary. Biozyme or any Biozyme Subsidiary shall make no transfer of Technology or rights thereto to any Biozyme Non-Controlled Affiliate or other third party. Biozyme shall ensure that each Biozyme Subsidiary complies fully with each and every obligation of Biozyme under this Agreement and Biozyme shall be responsible to ISTA for all acts or omissions of a Biozyme Subsidiary as though such Biozyme Subsidiary was Biozyme.

4. Further Assurances. At the request of either party hereto, and without further consideration, each party agrees to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated herein.

5. Term and Termination. This Agreement will commence on the Effective Date and will remain in effect indefinitely. Notwithstanding the foregoing, Biozyme shall have the right to terminate this Agreement on written notice to ISTA if ISTA fails to pay any amount of the License Fee on a timely basis and does not cure such breach within twenty (20) days of written notice of such breach from Biozyme. Except as expressly provided above, neither party shall have the right to terminate this Agreement. Termination of this Agreement shall not relieve the parties of any obligation occurring or incurred prior to such termination.

6. Representations and Warranties.

6.1 By Biozyme. Biozyme hereby represents, warrants and covenants to ISTA as follows:

(a) As of the Effective Date, Biozyme has the right to grant the license in and to the Technology as provided herein to ISTA. All employees, contractors or advisors of Biozyme and/or any Biozyme Subsidiary who have developed or assisted, in the development or will develop or assist in the development of the Technology have executed valid assignments of their rights to Biozyme consistent with ISTA’s license set forth herein. Biozyme has not authorized, and shall not hereafter authorize, any third parties to practice the Technology within the Field or otherwise take action inconsistent with ISTA’s rights hereunder;

(b) As of the Effective Date, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Biozyme, threatened against Biozyme or any Biozyme Subsidiary that (i) relates to the Technology or (ii) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement;

(c) As of the Effective Date, the Technology is the only intellectual property, technology, confidential information, trade secrets, research and results thereof, data, (including without limitation technical, clinical, toxicological and pharmacological data), discoveries, inventions, developments, modifications, improvements, enhancements, techniques, methods, processes, formulae, specifications, instructions, and other information or experience owned, licensed or used by Biozyme or any Biozyme Subsidiary that relates to the manufacture of Hyaluronidase and/or any application or use of Hyaluronidase (including without limitation, its extraction, processing, manufacture, production, packaging, release testing, validation, stability and shelf life);

(d) During the term of the Supply Agreement, the Technology will be the only (i) intellectual property, technology, confidential information, trade secrets, research and results thereof, data, (including without limitation technical, clinical, toxicological and pharmacological data), discoveries, inventions, developments, modifications, improvements, enhancements, techniques, methods, processes, formulae, specifications, instructions, and other information or experience owned, licensed or used by Biozyme or any Biozyme Subsidiary that relates to the manufacture of Hyaluronidase and/or any application or use of Hyaluronidase (including without limitation, its extraction, processing, manufacture, production, packaging, release testing, validation, stability and shelf life); and (ii) modifications, improvements or enhancements to any of the items described in the preceding clause (i) owned, used or licensed by Biozyme and/or any Biozyme Subsidiary after the Effective Date and during the term of the Supply Agreement that are used in the Field; and,

(e) There are no outstanding claims asserted in writing against Biozyme or any Biozyme Subsidiary alleging that the use of the rights being licensed to ISTA hereunder infringes or misappropriates any intellectual property or other proprietary rights of any Biozyme Non-Controlled Affiliate or other third party.

6.2 By Each Party. Each party hereby represents and warrants to the other party as follows:

(a) Such party has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

(b) All necessary consents, approvals and authorizations of all governmental authorities and other third parties required to be obtained by such party in connection with its execution, delivery and performance of this Agreement have been obtained.

(c) The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any provision of the charter documents of such party or any applicable law and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.

7. Confidential Information.

7.1 Confidentiality. All information submitted by one party to the other in connection with this Agreement identified as confidential at the time of disclosure shall be considered as confidential (“Confidential Information”) and shall be utilized only pursuant to the purposes set forth hereunder. During the term of the Supply Agreement and for a period of five (5) years thereafter, neither party shall disclose to any third party any Confidential Information received from the other party without the specific written consent of such party, nor shall Biozyme disclose to any Biozyme Non-Controlled Affiliate any Technology or other Confidential Information of ISTA. The foregoing shall not apply where such information: (a) was or becomes public through no fault of the receiving party, (b) was, at the time of receipt, already in the possession of receiving party as evidenced by its prior written records, (c) was obtained from a third party legally entitled to use and disclose the same, (d) is independently developed by the receiving party without use of any Confidential Information of the disclosing party, or (e) is required by law to be disclosed to a court or governmental agency.

7.2 Permitted Use and Disclosures. Notwithstanding Section 7.1 above, each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party’s Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

7.3 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or United Kingdom Listing Authority requirements or the requirements of any exchange or listing body applicable to a party, or to actual or prospective investors or corporate partners, or to a party’s accountants, lenders, attorneys and other professional advisors.

8. Miscellaneous.

8.1 Indemnification. ISTA hereby agrees to save, defend, indemnify and hold harmless Biozyme, its trustees, officers, employees and agents (each, an “Indemnitee”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expenses and attorneys’ fees (“Losses”), to which an Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise out of or result from (a) the practice by ISTA of the license granted under Section 3.1, or (b) the development, manufacture, handling, storage, sale or other disposition of any product by ISTA, its Affiliates and sublicensees, except to the extent such Losses result from the breach of any representation, warranty or obligation contained in this Agreement or the Supply Agreement by Biozyme for which Biozyme hereby agrees to save, defend, indemnify and hold harmless ISTA, its Affiliates and sublicensees from and against.

8.2 Insurance. ISTA, at its own expense, shall maintain product liability insurance (or self-insure) in an amount consistent with industry standards during the term of this Agreement and shall name Biozyme as an additional insured with respect to such insurance. ISTA shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to Biozyme upon request.

8.3 Force Majeure. Neither party to this Agreement will be liable to the other party for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control, including, but not limited to, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure will be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

8.4 Relationship of the Parties. For all purposes of this Agreement, Biozyme and ISTA will be deemed to be independent entities, and anything in this Agreement to the contrary notwithstanding, nothing herein will be deemed to constitute Biozyme and ISTA as partners, joint venturers, co-owners, or any entity separate and apart from each party itself, nor will this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, except as expressly provided in this Agreement, no party hereto will assume nor will be liable for any liabilities or obligations of the other party, whether past, present or future.

8.5 Entire Agreement. This Agreement sets forth the entire understanding between the parties relating to the subject matter contained herein and may not be modified, amended or discharged except as expressly stated in this Agreement or by a written agreement signed by the parties hereto.

8.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it will be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it will be stricken and the remaining provisions will remain in full force and effect.

8.7 Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and assigns.

8.8 Headings. The headings set forth at the beginning of the various sections of this Agreement are for reference and convenience and will not affect the meanings of the provisions of this Agreement.

8.9 Notices. Any required notices under this Agreement will be in writing and be given by either party to the other in or by facsimile transmission or by letter sent via courier, and sent to the address or place of business of the other party as shown below and the notice will operate and be deemed to have been given at the earliest of either the time of delivery or at expiration of one business day from the date of the facsimile transmission or three business days from the date the letter is deposited with the courier service, and proof that the fax or telegram was sent or that the letter was properly addressed and deposited will be sufficient evidence of service.

Any such notice given to Biozyme will be addressed to:

Biozyme Laboratories, Ltd.

Unit 6, Gilchrist Thomas Estate

Blaenavon, Gwent NP4 9RL

South Wales

United Kingdom

Attn: John Chesham, Ph.D.

Managing Director

Fax: 44 (0) 14 9579 0678

With a copy to Biozyme’s counsel:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306-2155

Attn: Daniel Zimmerman

Fax: (650) 849-7400

Any notice to be given to ISTA will be addressed to:

ISTA Pharmaceuticals, Inc.

15279 Alton Pkwy

Suite 100

Irvine, California 92618 USA

Attn: Lauren Silvernail,

Chief Financial Officer

Fax: (949) 789-7744

With a copy to ISTA’s counsel:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Robert C. Funsten

Fax: (949) 725-4100

8.10 Public Disclosure. Neither party will originate any publicity, news release or public announcement, written or oral, whether to the public, the press, public stockholders or otherwise, referring to the subject matter of this Agreement, the performance under it, or any of its specific terms and conditions, except such statements or announcements, as in the opinion of the counsel for the party making such announcement, are required by law, including United States securities laws, rules or regulations, the U.K. Companies Act requirements and the listing rules of the United Kingdom Listing Authority or any other exchange or listing body applicable to a party, without the prior written consent of the other party. If a party decides to make a statement or announcement it believes to be required by law or such requirements or rules with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the statement or announcement.

8.11 Equitable Relief. The parties hereto acknowledge that due to the unique nature of the Technology being licensed and transferred hereunder, there can be no adequate remedy at law for any breach of their obligations hereunder, and Biozyme and ISTA shall each therefore be entitled to appropriate equitable relief in addition to any legal relief to which it might be entitled for any such breach.

8.12 Amendment; No Waiver. This Agreement may be amended in a written amendment signed by both parties hereto. Any waiver by any party hereto of a breach of any provisions of this Agreement will not be implied and will not be valid unless such waiver is made in a writing signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement will not be deemed a waiver of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement will not be deemed or construed to be a waiver of such term or condition or any other term or condition. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement of either party.

8.13 No Conflict. Each party represents that neither this Agreement nor any of its obligations hereunder will conflict or result in a breach of any arrangement or agreement between such party and any third party. Each party will undertake the activities to be undertaken by it pursuant to this Agreement in compliance with applicable laws.

8.14 Governing Law. This Agreement will be governed by the laws of the State of New Jersey, excluding any choice of law rules which may direct the application of the laws of another jurisdiction. Each party hereby submits itself for the purposes of this Agreement and any controversy arising hereunder to the jurisdiction of the state and federal courts of the State of New Jersey, and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (including, without limitation, venue) to the exercise of such jurisdiction over it by any such courts. Furthermore, in the event of any proceeding or dispute hereunder, the party that prevails therein shall be entitled to have the other party reimburse it for any and all costs and expenses incurred in connection with such proceeding or dispute, including without limitation reasonable attorneys’ fees incurred.

8.15 No Strict Construction. This Agreement has been prepared jointly by the parties and shall not be strictly construed against either party.

8.16 Counterparts. This Agreement may be executed in two counterparts, both of which, taken together, shall constitute the full agreement of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized representatives.

Biozyme Laboratories Ltd

By:
Name:
Title:

ISTA Pharmaceuticals, Inc.

By:
Name:
Title: